Exhibit 10.29
FOURTH ADDENDUM TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE – NET DATED JANUARY 13, 2012 BY AND BETWEEN RGS PROPERTIES, AS LESSOR AND EXAGEN DIAGNOSTICS, INC., AS LESSEE, FOR THE PREMISES LOCATED AT 1261 LIBERTY WAY, SUITES B AND C, CALIFORNIA.

Lessor and Lessee mutually agree to amend the lease as follows:

Paragraph 1.3 (Term):
The Lease Term will be extended to the new Expiration Date of January 31, 2026.

Paragraph 50 (Rent Schedule):
Base Rent shall be as follows:

Dates	Base Rent
April 1, 2020 – January 31, 2021	$16,308.57 per month
February 1, 2021 – January 31, 2022	$17,325.00 per month
February 1, 2022 – January 31, 2023	$17,844.75 per month
February 1, 2023 – January 31, 2024	$18,380.09 per month
February 1, 2024 – January 31, 2025	$18,931.49 per month
February 1, 2025 – January 31, 2026	$19,499.44 per month

HVAC repairs and maintenance:

Attached to this addendum is Exhibit A which outlines the HVAC units at 1261 Liberty Way Suite B & C. The HVAC units numbered 4, 9 and 10 are nearing the end of their useful life. If they are deemed be beyond repair and no longer operable, then the Lessor shall be responsible to replace these three units as needed during the term of this lease renewal.

Tenant Improvement Allowance:

Lessor shall provide a $216,000.00 Tenant Improvements allowance to the Lessee to refurbish the Suite per a mutual approved space plan and shall follow the provisions outlined in the lease in regards to any improvements in the building. The Tenant Improvement allowance shall be used solely for improvements to the building.

Restoration:

Lessee shall not be responsible for any restorations to the Premises or expansion space at the expiration of the lease term so long as the improvements were approved by the Lessor.

Option to Extend:

Lessee shall have one (1), sixty (60) month option to extend at fair market value (FMV) upon nine (9)
months prior written notice to Lessor per the attached option to extend addendum.

Parking:

At Lessor’s sole cost, they shall provide 18 additional parking spaces from Suite A. The remainder of parking spaces are designated and may be marked for Pixel Imaging to use until they vacate the building. Parking will be enforced if Exagen employees park in Pixel Imaging designated spaces.

Contingency:

This lease is contingent on Pixel Imaging, the current tenant in Suite A, signing their lease termination.

All other terms and conditions of the existing Lease shall remain in full force and effect.

This addendum shall automatically expire if not executed by Lessee on or before Friday March 6,
2020.

AGREED AND ACCEPTED:

LESSOR:	LESSEE:
RGS Properties	Exagen Diagnostics, Inc.

By: /s/ Scott Smith	By: /s/ Ron Rocca
By: /s/ Greg Smith	Title: CEO
Date: 3/16/2020	Date: 3/6/2020

Exhibit A

OPTION(S) TO EXTEND
STANDARD LEASE ADDENDUM

Dated: February 27, 2020
By and Between
Lessor: RGS Properties
Lessee: Exagen Diagnostics, Inc
Property Address: 1261 Liberty Way, Ste B&C, Vista, CA 92081
(street address, city, state, zip) Paragraph: 1
A. OPTION(S) TO EXTEND:
Lessor hereby grants to Lessee the option to extend the term of this Lease for One (1) additional Sixty (60) month period(s) commencing when the prior term expires upon each and all of the following terms and conditions:

(i) In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least nine months but not more than twelve months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.
(ii) The provisions of paragraph 39, including those relating to Lessee's Default set forth in paragraph 39.4 of this Lease, are conditions of this Option.
(iii) Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.
(iv) This Option is personal to the original Lessee, and cannot be assigned or exercised by anyone other than said original Lessee and only while the original Lessee is in full possession of the Premises and without the intention of thereafter assigning or subletting.
(v) The monthly rent for each month of the option period shall be calculated as follows, using the method(s) indicated below: (Check Method(s) to be Used and Fill in Appropriately)
☒ II. Market Rental Value Adjustment(s) (MRV)
a. On (Fill in MRV Adjustment Date(s)) February 1, 2026 the Base Rent shall be adjusted to the "Market Rental Value" of the property as follows:

1) Four months prior to each Market Rental Value Adjustment Date described above, the Parties shall attempt to agree upon what the new MRV will be on the adjustment date. If agreement cannot be reached, within thirty days, then:

(a) Lessor and Lessee shall immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next 30 days. Any associated costs will be split equally between the Parties, or

(b) Both Lessor and Lessee shall each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i) Within 15 days thereafter, Lessor and Lessee shall each select an independent third party ☐ appraiser or ☐ broker ("Consultant"  check one) of their choice to act as an arbitrator (Note: the parties may not select either of the Brokers that was involved in negotiating the Lease). The two arbitrators so appointed shall immediately select a third mutually acceptable Consultant to act as a third arbitrator.

(ii) The 3 arbitrators shall within 30 days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Lessor's or Lessee's submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the Parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the Parties.

(iii) If either of the Parties fails to appoint an arbitrator within the specified 15 days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the Parties.

(iv) The entire cost of such arbitration shall be paid by the party whose submitted MRV is not selected, ie. the one that is NOT the closest to the actual MRV.

2) When determining MRV, the Lessor, Lessee and Consultants shall consider the terms of comparable market transactions which shall include, but not limited to, rent, rental adjustments, abated rent, lease term and financial condition of tenants.

3) Notwithstanding the foregoing, the new Base Rent shall not be less than the rent payable for the month immediately preceding the rent adjustment.
b. Upon the establishment of each New Market Rental Value:
1) the new MRV will become the new "Base Rent" for the purpose of calculating any further Adjustments, and

2) the first month of each Market Rental Value term shall become the new "Base Month" for the purpose of calculating any further Adjustments.

☐ IV. Initial Term Adjustments
The formula used to calculate adjustments to the Base Rate during the original Term of the Lease shall continue to be used during the extended term.

B. NOTICE:
Unless specified otherwise herein, notice of any rental adjustments, other than Fixed Rental Adjustments, shall be made as specified in paragraph 23 of the Lease.

C. BROKER'S FEE:
The Brokers shall be paid a Brokerage Fee for each adjustment specified above in accordance with paragraph 15 of the Lease or if applicable, paragraph 9 of the
Sublease.

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